PROMISSORY NOTE

Principal Amount: US $450,000.00 in British Pounds equivalent ("GBP") Loan Term: 90 days

Due: July  , 2018

1.         Promise to Pay. For value received, EASTGATE  BIOTECH  CORP.,  (the  "Borrower"), having an office at Suite 2203-65  Harbour Square, Toronto, ON, M5J 2lA, unconditionally promises to pay to or to the order of Omar  Ahmad (the "Lender"), at 261 Long Drive, Ruislip, Middlesex, HA4 0HT, United Kingdom, or at such other place as the Lender may direct in writing, the aggregate unpaid principal amount of all borrowings by the Borrower from the Lender the amount of FOUR HUNDRED AND  FIFTY THOUSAND  DOLLARS  (US$450,000.00), in  lawful money of  the  United States  of America, in GBP equivalent (the "Principal Amount"),  together with accrued and unpaid interest on the Principal Amount. For the avoidance of doubt the Principal Amount will be the GBP denominated value loaned to the Borrower at the time the Principal Amount is received by the Borrower.

2.         Interest. The Principal Amount outstanding at any time, and from time to time, under this Note shall bear no interest.  All principal, warrants, fees, costs, charges and expenses owing under this Note are collectively referred to herein as the "Obligations".

3.

Maturity. 90 days following the date of receipt of the Principal Amount ("Maturity Date"), or such later date as may be negotiated by the parties in good faith.

4.         Warrants. The Borrower agrees to issue forty-five million (45,000,000) common stock purchase warrants to the Lender (or as directed by the Lender) as part of the Borrower 's Obligations. The schedule of warrants issued will be: (i) Nine (9) million warrants to be issued at the end of 30 days from the receipt of Principal Amount, and every 30 days thereafter  until the Maturity Date, (ii) Warrants mentioned in (i) will grant the Lender, if exercised  in part or in full, twenty seven (27) million common stock at $0.0045 per share,  (iii) Further to the warrants issued from part (i), an additional eighteen  (18) million common stock purchase warrants will be issued on the Maturity Date, which will allow the Lender, if exercised, in part or in full, to purchase 18,000,000 common stock at a thirty percent premium on the closing bid price on the Maturity Date.

5.         Reimbursement of Fees and Expenses. The Borrower shall pay to the Lender all reasonable costs and expenses, including but not limited to all legal fees and expenses if an y, in connection with the origination of this Note; to be payable after completion of Loan transaction.  The Borrower shall also be responsible for all costs and expenses incurred in the collection of any amount required to be paid under this Note or enforcement of this Note (such amounts are not capped or included above).

6.         Prepayment. When not in default under this Note, the Borrower may, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by all fees, costs, charges and expenses then due.

7.         Repayment. The loan term is 90 days from receipt of Principal Amount. $150,000 of the loan will be subject to an early repayment after 60 days, if requested by the Lender.

8.         Application of Payments. Payments received by the Lender pursuant to this Note shall be applied firstly in payment of all fees, costs, charges and expenses then due, if any, and the balance in reduction of principal.

9.         Conversion Feature.  The Lender shall have the right any time before the Maturity Date to convert all or a portion of the Obligations to common stock of the Borrower at a price to be determined and negotiated in good faith.

10.

Events of Default.  Each of the following events shall constitute an "Event of Default"

hereunder:

(a)         the Borrower fails to issue warrant agreement as required to the Lender within 15 days of funding by the Lender;

(b)         default by the Borrower in the payment of any of the Obligations as and when the same shall become due and payable in accordance with the terms of this Note;

(c)         failure on the part of the Borrower to duly observe or perform an y of the other covenants or agreements on its part contained in this Note for a period of thirty (30) days after the earlier of the date (i) on which written notice of such failure, requiring the Borrower to remedy the same, shall have been given by the Lender, and (ii) the Borrower becomes aware of such default;

(d)         if any material representation or warranty made by the Borrower herein is found to be false or incorrect when made or when deemed to have been made;

(e)         if any act, matter or thing is done toward, or any action or proceeding is launched or taken to terminate the corporate existence of the Borrower, whether by winding-up, surrender of charter or otherwise;

(f)      if the Borrower ceases to carry on its business or makes any sale of its assets in bulk or any sale of substantially all of its assets out of the usual course of its business;

(g)      the institution of bankruptcy or insolvency proceedings against  the  Borrower, or the institution of proceedings seeking reorganization or winding-up of the Borrower under the Companies'   Creditors Arrangement  Act (Canada),  the  Bankruptcy  and   Insolvency Act (Canada) or the Winding-Up Act (Canada) or any other bankruptcy, insolvency or analogous laws, or the issuing of sequestration or process of execution  against  the Borrower, or any substantial  part of its property, or the appointment  of a receiver of the Borrower, or of an y substantial  part of its property, and, in each case, the continuance  of  any such proceedings unstayed, undischarged and in effect for a period of thirty (30) days from the  date thereof;

(h)      the institution by the Borrower of proceedings to be adjudicated bankrupt or insolvent, or  the consent  by it to the institution of bankruptcy or insolvency   proceedings  against it, or  the filing by it, or the passing of a resolution authorizing the filing by it, of a petition or answer or consent seeking reorganization or relief under the Companies' Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada) or the  Winding- Up Act  (Canada) or any other bankruptcy,  insolvency   or analogous   laws, or the consent   by it to the filing of an y such petition  or to the appointment of a receiver of the Borrower,  or of any substantial part of its property, or the making  by it of a general  assignment  for  the benefit  of creditors, or the Borrower  admitting  in writing  its inability to pay its  debts generally as they become due or taking corporate action  in furtherance of any of the aforesaid  purposes;

(i)          a notice is sent to or received by the Borrower from an y creditor with respect to the intention of such creditor to enforce any lien on any of the property of the Borrower, unless such notice is being contested in good faith by appropriate legal proceedings and such notice has not resulted in, or does not involve, any immediate prospect of the sale or forfeiture or loss of any of the property of the Borrower that is subject to such notice; or

(j)       if the Borrower fails within twenty (20) days of the commencement of same to contest actively and diligently in good faith by appropriate and timely proceedings any action, suit, litigation or other proceeding commenced against it.

11.

Notice of Default. Upon the occurrence of an Event of Default, the Lender may give the Borrower written notice of default. Following such notice, the Borrower shall have a period of ten (10) business days (the "Default Period") to cure such default.  In addition, the Borrower and the Lender may negotiate in good faith a remedy for the default.   During such Default Period, the Borrower  shall be obliged to pay the Lender a penalty of $800 per day.  At the end of the Default Period, the Lender shall have the option to convert the Borrower's outstanding obligations to common stock at the volume weighted average price (VW AP) prevailing during the Default Period, minus an 80% discount.

12.

Representations and Warranties. The Borrower hereby represents and warrants to the Lender that: (a)

it has all necessary corporate power, authority and capacity to execute and deliver this

Note, to incur the Obligations, to perform all of its obligations under this Note, to carry on its business as now conducted and to lease, license and operate   its properties   and assets;

(b)       it has no outstanding indebtedness other than accounts payable incurred in the ordinary course of business;

(c)       the proceeds (Principal Amount) will be used for bridge financing, to fund  day to day course of business and working  capital, while the Borrower is undertaking to complete the corporate transaction specified in the RNS  dated  April 10, 2018, referencing a $5 million transaction with  Genluiching Mining  Corporation. All material information regarding the aforementioned corporate transaction has been disclosed in the public domain; and

(d)       the execution and delivery of this Note and the performance by the Borrower of its obligations hereunder have been duly authorized by all necessary proceedings.

For greater certainty and in addition to the foregoing, the Borrower agrees with the Lender that all of the representations and warranties made by the Borrower in any other Loan Document are to be incorporated herein by reference, to the extent possible as applicable in the circumstances.

13.

Covenants. Until all unpaid Obligations evidenced by or in relation to this Note have been paid  in full, and except as otherwise permitted by the prior written consent of the Lender, the Borrower makes and shall maintain the following covenants:

(a)       the Borrower shall make due and timely payment of any of the Obligations required to be paid by it under this Note;

(b)

the Borrower shall promptly notify the Lender of any Event of Default or pending Event of

Default;

(c)       the Borrower shall not dispose of any of its property or assets, except for dispositions in the ordinary course of business of obsolete property  or of any  inventory or other  assets that are customarily sold by the Borrower on an on-going basis as part of the normal operation of its business;

(d)       the Borrower shall not declare or pay any dividends on its securities or redeem an securities for considerations; and

(e)       the Borrower shall not change its name without providing the Lender with thirty (30) days' prior written notice thereof.

For greater certainty and in addition to the foregoing, the Borrower agrees with the Lender that all of the covenants made by the Borrower in an y other Loan Document are to be incorporated herein by reference, to the extent possible as applicable in the circumstances.

14.

Further Documentation. The Borrower will from time to time, at its own expense, promptly and duly authorize, execute and deliver such further instruments and documents, and take such further action, as the Lender may request for the purpose of obtaining or preserving the full benefits of, and the rights and powers granted by, this Note.

15.

Calculation of Time.  Unless otherwise expressly provided in this Note, whenever any payment is stated to be due on a day other than a business day, the payment will be made on the immediately preceding Business Day. In the case of interest or fees payable pursuant to the terms of this Note, the extension or contraction of time will be considered in determining the amount of interest and fees, if any. Unless otherwise expressly provided in this Note, whenever any action to be taken is stated or scheduled to be required to be taken on, or (except with respect to the calculation of interest or fees) any period of time is stated or scheduled to commence or terminate on, a day other than a business day, the action will be taken or the period of time will commence or terminate, as the case may be, on the immediately preceding business day.

16.

Severability.  If any provisions of this Note shall be deemed by any court of competent jurisdiction to be invalid or void, the remaining provisions shall remain in full force and effect.

'

17.

Conflict. In the event of any conflict between this Note and any other document or instrument,

the terms of this Note will prevail to the extent of such conflict.

18.

Waiver of Notice. The Borrower waives demand, presentment for payment, notice of non- payment, notice of protest, notice of dishonour, notice of acceleration, days of grace and the right of set off.

19.

No Waiver by the Lender. Neither the extension of time for making any payment which is due and payable under this Note at any time or times, nor the failure, delay, or omission of the Lender to exercise or enforce any of the Lender's rights or remedies under this Note, shall constitute a waiver by the Lender of the Lender's right to enforce any such rights and remedies subsequently. The single or partial exercise of any such right or remedy shall not preclude the Lenders further exercise of such right or remedy or any other right or remedy.

20.

Notices. All notices and demands provided for herein shall be in writing and shall be personally delivered or mailed by prepaid registered mail to the address of the Borrower or the Lender, as the case may be to the addresses set out above or to such other physical address, facsimile number or e-mail address as such party may from time to time designate to the other party by notice in  the aforesaid manner. Any notice or demand so personally delivered shall be deemed to have been validly and effectively given and received on the date of such delivery. Any notice or demand so mailed shall be deemed to have been validly and effectively given and received on the third (3rd) day following the date of mailing.

21.

Amendment.    This Note may not be amended, modified or otherwise altered except pursuant to a written instrument executed by the Lender and the Borrower.

22.

Successors and   Assigns.   This Note shall ensure   to the benefit of  the  Lender  and  its successors   and assigns,  and  shall  be  binding  upon  the  Borrower  and  its successors  and permitted assigns; "successors" includes any corporation  resulting from the amalgamation of any party with any other corporation. The Lender shall be entitled to assign the Lender's rights and obligations hereunder. The rights and obligations of the Borrower under this Note may not be assigned to or assumed by any person without the prior written consent of the Lender.

23.

Governing Law and Attornment. This Note shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal l aws of Canada applicable therein. Without prejudice to the ability of the Lender to enforce this Note in any other proper jurisdiction, the

Borrower hereby irrevocably submits and attorns to the non-exclusive jurisdiction of the courts of the United Kingdom in connection with this Note.

24.

Effect. This Note shall be effective as of the date hereof notwithstanding the date of its execution or deli very by the Borrower or the date of a n y advance made by the Lender hereunder.

[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

THIS NOTE has been executed, sealed and delivered by the Borrower as of the 19th day of April, 2018. EASTGATE BIOTECH CORP. ("The Borrower")

By: /s/ Rose C. Perri

/s/ Anna Gluskin

Name:  Rose C. Perri

Anna Gluskin

Title:    President

CEO

OMAR AHMAD ("The Lender")

By:    /s/ Omar Ahmad

Name: Omar Ahmad

Title:   19/4/2018